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                                                                  EXHIBIT 10.51



                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of October ____, 1997 (the "Effective Date"), by and between T & W FINANCIAL CORPORATION, a Washington corporation (hereinafter referred to as "Company"), P.L.M. CONSULTING GROUP, L.L.C., a Nevada limited liability company (hereinafter referred to as "PLM") and the individual members of PLM whose names appear on the signature page of this Agreement.


                                   BACKGROUND

         A. Company is a specialized commercial finance company that provides equipment financing to small and medium-sized businesses, principally in the form of leases.

         B. Prior to the effective date of this Agreement, PLM, through its members (as identified below), has provided certain consulting, marketing, advisory and management services to Company.

         C. Company and PLM desire for PLM to make available its members to serve as executive officers of Company upon the terms and provisions of this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, it is agreed as follows:

         1. Availability of PLM Members. PLM agrees to make available Michael A. Price ("M. Price"), Thomas W. Price ("T. Price"), Kenneth W. McCarthy, Jr. ("McCarthy") and Paul B. Luke ("Luke") to serve as executive officers of the Company. The offices in which the individuals shall serve and the rates paid to PLM are set forth in Section 4 below.

         2. Extent of Services. So long as any individual named in Section 1 is serving as an executive officer of the Company, each individual agrees to devote his attention and energies to the business of the Company on a full-time basis, and shall not, during such period in which he serves as an executive officer, engage in any other business activity which interferes with his duties and responsibilities for the Company.

         3. Term. Subject to the rights reserved in Section 7, this Agreement shall be effective on the date first above written, and shall continue for an initial term of twelve (12) months. At the end of that period, it shall be automatically renewed from year to year

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thereafter unless it is terminated by either party giving written notice of termination to the other at least thirty (30) days prior to the end of the initial term or any renewal term.



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         4. Fees.

         4.1 Base Fee. From and after the Effective Date of this Agreement, PLM agrees to make available the following individuals to serve in the capacity and at the rate opposite their respective names ("Base Fee"):

         Name                       Position                  Rate
         ----                       --------                  ----
         M. Price                   CEO                       $40,000/month

         T. Price                   President                 $40,000/month

         McCarthy                   Sr. Vice-President/
                                    General Counsel           $20,000/month

         Luke                       Sr. Vice-President/
                                    Secretary/
                                    Chief Financial Officer   $20,000/month

The Base Fee shall be paid to PLM on the first (1st) day of each month for services rendered by the aforementioned individuals during the preceding month. The Base Fee payable for any partial month shall be prorated. To the extent that an individual named in Section 4.1 fails or ceases to serve as an executive officer of the Company, the Base Fee shall be appropriately reduced by such individual's respective share of the Base Fee.

         4.2 Incentive Fee. In addition to the Base Fee, the Company shall pay PLM an incentive fee (the "Incentive Fee") with respect to each calendar year equal to 35% of the amount by which the Company's audited consolidated net income for such year (without taking into account the effect of any accruals with respect to the payment called for by this Section 4.2 for such calendar year) exceeds the product of (a) .20 multiplied by (b) the amount of the shareholders' equity of the Company reflected in the Company's audited consolidated balance sheet as of December 31st of the prior calendar year. The Incentive Fee with respect to any calendar year shall be paid by the Company to PLM no later than ten (10) business days after the date on which the Company files its form 10-K with the Securities and Exchange Commission containing the audited financial statements for such calendar year. The incentive Fee for any partial year shall be prorated. To the extent that any individual named in
Section 4.1 fails or ceases to serve as an executive officer of Company, the Incentive Fee for the year in which such individual ceases to so serve shall be reduced by such individual's respective share of the Incentive Fee ( which shall be in the same proportion as such individual's share of the Base Fee), appropriately prorated for the number of days, if any, during such calendar year in which such individual served as an executive officer. The Company may make quarterly advances to PLM for anticipated Incentive


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Fees with respect to any calendar year, provided that PLM agrees to promptly repay any such advances which exceed the final Incentive Fee calculated as provided above.

         5. Taxes. PLM and its individual members shall be responsible for, and indemnify the Company against, any taxes, penalties and interest assessed against the Company as a result of or attributable to PLM's receipt of the Base Fee and/or Incentive Fee payments in accordance with this Agreement.

         6. Confidentiality. In connection with the performance of services hereunder, PLM and its members acknowledge that they may become privy to confidential or proprietary information relating to the business and affairs of the Company. PLM and its members agree that they shall use their best efforts and shall cause PLM's members, employees and agents performing services on behalf of the Company to retain all information relative to the business of the Company in strict confidence and not to disclose any such information now or hereafter received or obtained from the Company to any third party without the prior consent of the Company; provided, however, that any such confidential or proprietary information may be disclosed (i) to third parties retained by PLM on behalf of the Company (e.g., attorneys, accountants) as shall be necessary to perform services hereunder, (ii) to the extent such information becomes generally available to the public other than as a result of an unauthorized disclosure by PLM or (iii) in the event PLM, or its members, employees or agents are compelled to disclose such information in accordance with an order from any court of competent jurisdiction or under any provision of applicable law; provided, however, in such event PLM shall promptly notify the Company of such required disclosure and shall furnish only such portion of such information as PLM is legally compelled to disclose.

         7. Termination. Upon the happening of any of the following events, either party shall be entitled to terminate this Agreement prior to the end of the term, and except as to liabilities or claims which shall have accrued or arisen prior to the date of such termination, all obligations hereunder shall cease:

            7.1 30 days' Prior Notice. This Agreement, or any portion of this Agreement with respect to any individual named herein, may be terminated by either the Company or PLM upon at least thirty (30) days prior written notice. The parties acknowledge that, notwithstanding the foregoing, the Company may terminate the services of any or all of the PLM members referred to in Section 1 as executive officers of the Company at any time without prior notice, in the Company's sole discretion.

            7.2 Bankruptcy or Insolvency. The filing by the other party in any court pursuant to any statute of the United States or any state of a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a substantial portion of such party's property or the making by such party of an assignment for or petition for an agreement for the benefit of creditors or the filing of a petition in bankruptcy against such party which is not discharged within ninety (90) days thereafter or



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the consent to or sufferance of the application of any statute which obviates, restricts or suspends the rights of creditors generally.

            7.3 Failure to Cure Material Breach. The failure of the other party to cure a material breach of this Agreement within thirty (30) days following delivery of a notice from the non-breaching party setting forth the details of such alleged breach.

         8. Prior Agreement; Past Services. This Agreement supersedes any prior agreement between the Company and PLM. Any such prior agreement is hereby terminated as of the date hereof. The parties acknowledge that if PLM has previously provided consulting, marketing, advisory and management services to Company without a written agreement, then the parties hereby ratify the fees, if any, paid to PLM by the Company for such services and acknowledge that all fees owed pursuant to such agreement or arrangement have been paid prior to the Effective Date.

         9. Miscellaneous.

            9.1 Assignment. No party may assign its rights under this Agreement without the written consent of the other parties. Notwithstanding the previous sentence, the Company may assign its rights under this Agreement to any entity which is directly or indirectly controlled by the Company.

            9.2 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties and shall be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns.

            9.3 Notices. All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or three (3) days after deposit in the United States mail, certified postage prepaid, return receipt requested, addressed as follows:



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                  If to Company, to:

                           T & W FINANCIAL CORPORATION
                           Attn:  Thomas W. Price, President
                           P.O. Box 3028
                           Federal Way, WA 98063

                  If to PLM, to:

                           P.L.M. CONSULTING GROUP, L.L.C.
                           Michael A. Price, Member
                           P.O. Box 3028
                           Federal Way, WA 98063

or to such other address as any party may designate by written notice to the other parties.

            9.4 Amendment. This Agreement may only be amended by a written instrument executed by the Company and PLM.

            9.5 Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section.

            9.6 Governing Law. This Agreement is made in and shall be governed and interpreted in accordance with the internal laws of the State of Washington.

         DATED as of the date and year first written above.

COMPANY:                   T & W FINANCIAL CORPORATION


                           By:___________________________________
                                  Thomas W. Price, President

PLM:                       P.L.M. CONSULTING GROUP, L.L.C., by:

                           ______________________________________
                           Thomas W. Price, Member

MEMBERS
OF PLM:                    ______________________________________


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                           _____________________________________
                           Michael A. Price, Member


                           _____________________________________
                           Thomas W. Price, Member


                           _____________________________________
                           Kenneth W. McCarthy, Jr., Member


                           _____________________________________
                           Paul B. Luke, Member



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